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                               ARTHUR
                              ANDERSEN

                                                  ______________________________
                                                  Arthur Andersen & Co.
                                                  Certified Public Accountants

August 23, 1996                                   ______________________________
                                                  25/F., Wing On Centre
                                                  111 Connaught Road Central
                                                  Hong Kong
                                                  852 2852 0222
                                                  852 2815 0548 Fax
The Directors                                     Direct Fax:
American Craft Brewing International Limited
41 Cedar Avenue
P O Box HM 1179
Hamilton HM EX
Bermuda




Dear Sirs,

As independent public accountants, we hereby consent to the use of our reports, and to all references to our Firm included in or made a part of this Registration Statement.




Very truly yours,

/s/ Arthur Andersen & Co.

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